Exhibit 32.01

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Douglas L. Becker, Chairman and Chief Executive Officer (principal executive officer) of Laureate Education, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the period ended December 31, 2005 of the Registrant as filed with the Securities and Exchange Commission on the date hereof (the “Report”) that:

(1)           The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/Douglas L. Becker
Douglas L. Becker

Date: March 23, 2006